Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 6 to the Registration Statement (No. 333-220514) on Form S-11 of Presidio Property Trust, Inc. and Subsidiaries of our report dated March 12, 2020, relating to the consolidated financial statements and the financial statement schedule of Presidio Property Trust, Inc. and Subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Squar Milner LLP

Irvine, California

July 17, 2020